UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: September 12, 2016

T-REX OIL, INC.

(Exact name of registrant as specified in its charter)

Colorado	000-51425	98-0422451
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

520 Zang Street, Suite 250, Broomfield, CO 80021

(Address of Principal Executive Offices) (Zip Code)

(720)502-4483

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 – OTHER EVENTS

Item 8.01 Other Events.

On September 12, 2016, T-Rex Oil, Inc. (“the Company”) announced that it had received the first part of the Feasibility Analysis being prepared by Sargent & Lundy, LLC regarding the future operation of a carbon capture system to be used to generate a CO2 stream in conjunction with enhanced oil recovery pursuant to a Confidentiality Agreement and a Memorandum of Understanding (“MOU”) with Rocky Mountain Power, a division of PacifiCorp, which is owned by Berkshire Hathaway Energy.

Sargent & Lundy, LLC is an international engineering firm, which has designed 958 electric power plants worldwide.

The Phase 1 which was a Regulatory and Permitting Study has been completed and it was determined that the permitting and regulatory approvals were feasible. Work has commenced on the next phase, the technical feasibility and economic studies, which is expected to be completed in October 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

T-REX OIL, INC.

By:	/s/ Donald Walford
Donald Walford, Chief Executive Officer

Date:	September 13, 2016